ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

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ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	American Lorain Corporation
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: United Corporate Service, Inc. Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 205,000,000 / Par value per share: $ 0.001 / Number of shares *without par value:* N/A
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Si Chen Name Beihuan Road / Shandong / CH / 276600 Street Address / City / State / Zip Code 2) Yundong Lu Name Beihuan Road / Shandong / CH / 276600 Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Engage in lawful act or activity pursuant to laws of Nevada state.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Michael P. Sakowski Name X Michael P. Sakowski Incorporator Signature 3700 Pennington Avenue / Baltimore / MD / 21226 Address / City / State / Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Michael A Bran 6/16/09 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

Additional Page for Directors Information

American Lorain Corporation

The following table sets forth the name and address of each of our current directors.

Name	Address
Hao Chen	Beihuan Zhong Road, Junan County, Linyi City, Shandong China, 276600
David Yaudoon Chiang	Beihuan Zhong Road, Junan County, Linyi City, Shandong China, 276600
Maoquan Wei	Beihuan Zhong Road, Junan County, Linyi City, Shandong China, 276600

ARTICLES OF INCORPORATION

OF

AMERICAN LORAIN CORPORATION

THE UNDERSIGNED, for the purpose of forming a corporation for the transaction of business and the promotion and conduct of objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, does make, record and file these Articles of Incorporation, in writing, and does hereby certify:

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is American Lorain Corporation.

ARTICLE II

ADDRESS OF REGISTERED OFFICE; NAME OF REGISTERED AGENT

The address of the Corporation's registered office in the State of Nevada is 202 South Minnesota Street, Carson City, Nevada 89703. The name of the registered agent of the Corporation at such address is United Corporate Services, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized pursuant to laws of the State of Nevada.

ARTICLE IV

CAPITAL STOCK

A. Authorized. The total number of shares of all classes of stock which the Corporation has authority to issue is 205,000,000, consisting of (a) 200,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and (b) 5,000,000 shares of preferred stock, par value $0.001 per share, to be issued from time to time with such rights, preferences and priorities as the Board of Directors shall designate.

B. Consideration for Issuance. The Corporation may, from time to time, issue and sell authorized shares of stock for consideration per share not less than the par value thereof, either in money, property or services, or for such other consideration, as permitted by law and as fixed by the Board. All such shares of stock so issued shall be fully paid and nonassessable.

C. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to each matter voted on by the stockholders of the Corporation. There will be no cumulative voting. Stockholders shall have the power, if the Bylaws so provide, to hold their meetings either within or without the State of Nevada.

D. Liquidation Rights. Subject to the rights of any outstanding preferred stock, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of stock shall be entitled to receive all remaining assets of the Corporation and such assets shall be distributed ratably among the holders of stock on the basis of the number of shares of stock held by each of them. Neither the merger or consolidation of the Corporation with or into another corporation, nor the merger or consolidation of another corporation with or into the Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, or the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

E. Dividend Rights. Dividends may be paid on the stock as and when declared by the board of directors of the Corporation (the "Board").

F. No Preemptive Rights. No holder of any shares of stock shall, as such holder, have any rights, preemptive or otherwise, to purchase, subscribe for or otherwise acquire any shares of stock, whether now or hereafter authorized, which at any time are offered for sale or sold by the Corporation.

G. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

ARTICLE V

DURATION

The Corporation shall have perpetual existence.

ARTICLE VI

BYLAWS

The Board shall have the power to adopt, amend or repeal the Bylaws except as specifically provided for in the Bylaws.

ARTICLE VII

LIMITATION ON DIRECTOR LIABILITY

A. Except as otherwise provided by the laws of the State of Nevada, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in such person's capacity as a director or officer unless it is proven that (a) such person's act or failure to act constituted a breach of such person's fiduciary duties as a director or officer and (b) such person's breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

B. If the laws of the State of Nevada are amended after the approval of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers of the Corporation, then the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Nevada, as amended.

C. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director or officer of the Corporation with respect to acts or omissions of such director or officer prior to the time of such repeal or modification.

ARTICLE VIII

INDEMNIFICATION

A. Indemnification of Authorized Representatives. The Corporation shall indemnify, to the fullest extent permitted by the laws of the State of Nevada, as such laws may be amended from time to time, any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person was or is a director, officer, employee or agent of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board, except with respect to a proceeding for the enforcement of rights to indemnification or advancement of expenses in accordance with Section C hereof.

B. Advancing Expenses. The Corporation shall pay the expenses actually and reasonably incurred in defending a third party proceeding or corporate proceeding in advance of the final disposition of such proceeding and within thirty (30) days of receipt by the secretary of the Corporation, if required by law, of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VIII. The financial ability of any director or officer to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance.

C. Claims. If a claim for indemnification or payment of expenses (including attorney's fees) under this Article is not paid in full within sixty (60) days after a written claim therefor has

been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

D. Scope of this Article VIII. The indemnification of directors and officers and advancement of expenses, as authorized by the preceding provisions of this Article VIII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

E. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the Corporation would have the power to indemnify such person against such loss, liability or expense under the laws of the State of Nevada.

F. Amendment or Repeal. Any repeal or modification of the provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now and hereafter prescribed by statute, and all rights conferred upon officer, directors and stockholders herein are granted subject to this reservation.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of American Lorain Corporation
Name of Represented Business Entity

I, United Corporate Services, Inc am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

202 South minnesota st. | Carson city | Nevada | 89703
Street Address | City | | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on 6/5/09 (Date) I accepted the appointment as registered agent for the above named business entity.

X Michael A Brown
Authorized Signature of R.A. or On Behalf of R.A. Company

6/5/09
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Customer Order Instructions

SUBMIT THIS COMPLETED FORM WITH YOUR FILING

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Processing Service Requested: [X] Regular [ ] 24-Hour Expedite (additional fee included)

Name of Entity: American Lorain Corporation

Date: 06/15/2009

Return to: Michael P. Sakowski
3700 Pennington Avenue Baltimore MD 21226

Contact Name: Yinglee Tseng

Phone: 703-627-9477

Return Delivery: (email or fax options do not receive a copy via mail; must be ordered separately)

[ ] Email to:

[ ] Fax to:

[ ] Hold for Pick Up [X] Mail to Address Above [ ] FedEx: Acct #

[ ] Other: (explain below)

Order Description: (include items being ordered and fee breakdown)*

Article of Incorporation $ 275
Corporate Charter $ 50

*PLEASE NOTE: this office keeps the original paperwork. The first file stamped copy ordered at the time of filing is at no charge. Each additional copy is **$2.00** per page (plus **$30.00** for each certification).

Total Amount: $ 325

Method of Payment:

[ ] Check/Money Order [X] eCheck/Credit Card (attach checklist) [ ] Trust Account:

[ ] Use balance remaining in job #

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

ePayment Checklist
(For Counter, Fax and Mail Requests)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Service Type: Counter ☐ Mail ☒ Fax ☐

Order Processing Requested: **(Expedite Processing *Requires* Additional Fees)**

Regular Processing ☒ **24-HOUR** Expedite ☐ **2-HOUR** Expedite ☐ **1-HOUR** Expedite ☐

Payment by Electronic Check *(account holder name and address required below)*

Account Type: ☐ Checking ☐ Savings

Routing Number:

Account Number:

Amount of Electronic Check: USD $

Payment by Card *(card holder name and billing address required below)*

Card Type: VISA ☐ MasterCard ☐ Discover ☒ American Express ☐

Customer Credit Card Number: 6 0 1 1 0 0 3 3 0 0 6 7 0 4 3 5

V CODE*: 9 5 9

* 3-digit number found on the far right of the backside of VISA, MasterCard and Discover cards
4-digit number found on the front right side of American Express card.

NOTICE: *For security and verification purposes, all credit card payments must include the 3 or 4-digit CVV2 code (VCode) number located on the credit card. Failure to include this code will result in the rejection of your filing or service request.*

Credit Card Expiration Date: Month 02 Year 2014

Amount to Charge Card: USD $ 325

Order Information *(required)*

Entity Name/Order Reference: American Lorain Corporation

Account/Card Holder Information:

Name as it Appears on the Account: Yinglee Tseng

Billing Address: 4401 Prudence Street

City, State, Zip: Baltimore MD 21226

Telephone: 703-627-9477

Payment Authorization

I authorize the Secretary of State to bill an amount not to exceed the following to be charged to the above listed account(s):

X ______________________
Authorized Signature

Not to Exceed Amount: USD $ 325